EXHIBIT 10.43

SUN CAPITAL PARTNERS V, L.P.

5200 Town Center Circle

Suite 600

Boca Raton, FL 33486

December 9, 2015

Vince Holding Corp.
500 5th Avenue – 20th Floor

New York, New York 10110

Ladies and Gentlemen:

Sun Capital Partners V, L.P. ("Sun") understands that Vince Holding Corp (the "Company") may commence a rights offering (the "Rights Offering"), pursuant to which the holders of common stock, par value $0.01 per share (the "Common Stock"), of the Company will be granted rights to purchase new shares of Common Stock (the "New Common Stock").

Sun agrees that it shall contribute or otherwise fund (or cause to be contributed or otherwise funded) to the Company, at the closing of the Rights Offering, in accordance with the terms and subject to the conditions set forth in this letter agreement, and directly or indirectly through one or more Sun Affiliates (including without limitation Sun Cardinal, LLC) or other sources of funds, an amount in cash in immediately available funds equal to (i) $65,000,000 minus (ii) the aggregate proceeds to the Company from the Rights Offering (the "Contribution Obligation").  The Company will, simultaneously with the funding of the Contribution Obligation by Sun or one or more Sun Affiliates, issue to Sun or one or more Sun Affiliates, as designated in writing by Sun, the applicable number of shares of Common Stock at the Purchase Price.  The funding of the Contribution Obligation by Sun, and the issuance of the shares of Common Stock by the Company, will be made pursuant to an investment agreement (the "Investment Agreement") in customary form, and containing the applicable terms and conditions set forth in this letter agreement, to be negotiated in good faith between Sun and the Company.  This letter agreement relates to the obligation of Sun to provide financing to the Company as set forth above and is not a guaranty of collection or the performance of any other obligations of the Company, Sun or any other Person.  Sun's obligations under this letter agreement, including the obligation of Sun to fund the Contribution Obligation, are subject to the Company using the proceeds it receives from Sun  or Sun Affiliates pursuant to this letter agreement and from the Rights Offering to pay the amount owed under the Tax Receivable Agreement dated as of November 27, 2013, to which the Company is a party, for the taxable year ended January 31, 2015.

As consideration for the commitment of Sun set forth in this letter agreement, the Company agrees that, if the Rights Offering has not commenced on or before March 8, 2016, it shall pay Sun an amount equal to $950,000 upon the earlier to occur of (i) the completion of the Rights Offering and (ii) the funding of the Contribution Obligation by Sun.  The Rights Offering will be deemed to commence on the date that the rights to purchase New Common Stock are distributed to the Company's stockholders.

Notwithstanding anything contained herein to the contrary, (i) under no circumstances shall Sun be liable or obligated for any amount in excess of the Contribution Obligation or any obligation or liability of the Company or its subsidiaries in connection with this letter agreement, (ii) under no circumstances shall any prior, current or future partners, members, stockholders, directors, officers, managers, employees or agents ("Related Parties") of either Sun or any of Sun Affiliates be liable or obligated for any amount pursuant to this letter agreement or have any liability or obligation to any Person in connection with this letter agreement, and (iii) effective upon the earliest to occur of (A) the consummation of the Rights Offering pursuant to which the Company receives proceeds equal to or exceeding $65,000,000, (B) 11:59 p.m. New York City time on April 7, 2016 if the Rights Offering has not commenced by such time, (C) 11:59 p.m. New York City time on April 30, 2016, and (D) the date Sun or Sun Affiliates contribute or otherwise fund (or cause to be contributed or otherwise funded) to the Company an aggregate amount equal to the Contribution Obligation, all obligations of Sun under this letter agreement shall terminate automatically and none of Sun, Sun Affiliates, or any of their respective Related Parties shall have any liability or obligation to any Person in connection with this letter agreement, whether based upon contract, tort or any other claim or legal theory.

In addition to the foregoing, in the event that the Company or any of its Affiliates (i) asserts in any litigation or other proceeding that any of the limitations on Sun's liability herein are illegal, invalid or unenforceable in whole or in part, (ii) asserts any theory of liability against Sun, Sun Affiliates, or any of their respective Related Parties with respect to the transactions contemplated hereunder, other than Sun's Contribution Obligation under the express provisions of this letter agreement, and under the limited circumstances specified in this letter agreement, (iii) seeks as a remedy anything other than specifically enforcing the terms of this letter agreement to require Sun to fulfill the Contribution Obligation pursuant to this letter agreement or (iv) requires Sun to contribute or otherwise fund any amounts in excess of the Contribution Obligation, then (A) Sun's obligations under this letter agreement shall terminate ab initio and be null and void, (B) if Sun or Sun Affiliates have previously made any payments under this letter agreement, Sun or such Sun Affiliates shall be entitled to recover such payments and (C) none of Sun, Sun Affiliates or any of their respective Related Parties shall have any liability or obligation to any Person in connection with this letter agreement, whether based upon contract, tort or any other claim or legal theory. The foregoing sentence shall survive any termination of this letter agreement.

Sun represents and warrants that it is a Cayman Islands exempted limited partnership with, as of the date hereof, available capital in excess of the Contribution Obligation, and that it will continue to maintain available capital in excess of the Contribution Obligation from the date hereof through the earlier to occur of the funding of the Contribution Obligation or the termination of this letter agreement. Except for the representation and warranty of Sun in the immediately preceding sentence and the covenants and agreements of Sun set forth herein, none of Sun, Sun Affiliates or any of their respective Related Parties (other than the Company) makes, or has made, any representations, warranties, covenants or agreements relating to this letter agreement or in connection with the transactions contemplated by the Agreement, and the Company is not relying on any representations, warranties, covenants or agreements.

In no event will Sun's aggregate liability pursuant to this letter agreement exceed the Contribution Obligation, whether based upon contract, tort or any other claim or legal theory.

This letter agreement is solely for the benefit of the Company and is not intended to confer any benefits on, or create any rights in favor of, any other Person.  Nothing set forth herein contains or gives, or shall be construed to contain or to give, any Person other than the Company and Sun any remedies under or by reason of, or any rights to enforce or cause the Company to enforce, the commitments set forth herein, whether based upon contract, tort or any other claim or legal theory.

Notwithstanding anything to the contrary contained herein, the Company, in accepting the commitment under this letter agreement, agrees and acknowledges (i) the liability and obligations of Sun hereunder shall not exceed the Contribution Obligation, and (ii) no Sun Affiliates or any of their respective Related Parties shall have any obligation or liability to any Person relating to, arising out of or in connection with this letter agreement or the Agreement, whether based upon contract, tort or any other claim or legal theory. Sun's obligation, if any, to contribute or otherwise fund (or cause to be contributed or otherwise funded) to the Company an amount determined pursuant to the second paragraph hereof, up to, but in no case exceeding, the Contribution Obligation shall be the sole and exclusive remedy of the Company and all of its Affiliates against Sun, Sun Affiliates, and their respective Related Parties in respect of this letter agreement, and the Company, on behalf of itself and its respective Affiliates, hereby waives all other rights and remedies that it may have against Sun, Sun Affiliates, and its and their respective Related Parties, whether sounding in contract or tort, or whether at law or in equity, or otherwise, relating to this letter agreement.  The Company may not assign its rights or obligations under this letter agreement.

When used in this letter agreement, the following terms have the meanings set forth below:

"Affiliate" of any particular Person, including without limitation Sun, means any other Person controlling, controlled by, or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract, or otherwise.

"Person" means and includes an individual, a partnership, a joint venture, a limited liability company, a corporation or trust, an unincorporated organization, a group, or a government or other department or agency thereof, or any other entity.

"Purchase Price" means the least of (i) a price per share equal to a 20% discount to the 30 day average trading price of the Common Stock on The New York Stock Exchange immediately prior to the date of this letter agreement, (ii) a price per share equal to a 20% discount to the 30 day average trading price of the Common Stock on The New York Stock Exchange immediately prior to the commencement of the Rights Offering and (iii) the price per share at which participants in the Rights Offering are entitled to purchase shares of New Common Stock.

"Sun Affiliate" means any other Person controlling, controlled by, or under common control with Sun, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract, or otherwise.

All issues and questions concerning the construction, validity, interpretation and enforceability of this letter agreement, and all claims and disputes arising hereunder or in connection herewith or therewith, whether purporting to be sound in contract or tort, or at law or in equity, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.  The parties hereto hereby agree and consent to be subject to the exclusive jurisdiction of the Chancery Court of the State of Delaware or, to the extent such court declines jurisdiction, first to any federal court, or second, to any state court, each located in Wilmington, Delaware, and hereby waive the right to assert the lack of personal or subject matter jurisdiction or

improper venue in connection with any such suit, action or other proceeding.   In furtherance of the foregoing, each of the parties hereto (i) waives the defense of inconvenient forum, (ii) agrees not to commence any suit, action or other proceeding arising out of this letter agreement other than in any such court and (iii) agrees that a final judgment in any such suit, action or other proceeding shall be conclusive and may be enforced in other jurisdictions by suit or judgment or in any other manner provided by law. Service of process with respect thereto may be made upon any party hereto by mailing a copy thereof by registered or certified mail, postage prepaid, to such party at its address set forth above; provided that service of process may be accomplished in any other manner permitted by applicable law.

This letter agreement reflects the entire understanding of the parties with respect to the subject matter hereof and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.  This letter agreement may not be amended or otherwise modified without the prior written consent of Sun and the Company.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY LITIGATION, ACTION, PROCEEDING, CROSS-CLAIM, OR COUNTERCLAIM IN ANY COURT (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF, RELATING TO OR IN CONNECTION WITH (I) THIS LETTER AGREEMENT OR THE VALIDITY, PERFORMANCE, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR (II) THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, AUTHORIZATION, EXECUTION, DELIVERY, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED ELSEWHERE IN THIS LETTER AGREEMENT, THE LIABILITY OF SUN UNDER THIS LETTER AGREEMENT SHALL BE LIMITED TO DAMAGES ACTUALLY INCURRED, AND SUN SHALL NOT BE LIABLE FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL, EXEMPLARY OR PUNITIVE DAMAGES OR LOSSES, INCLUDING LOST PROFITS AND REVENUE.  THE COMPANY AGREES THAT IT WILL NOT SEEK PUNITIVE DAMAGES AS TO ANY MATTER UNDER, RELATING TO OR ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS LETTER AGREEMENT.

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Sincerely,

SUN CAPITAL PARTNERS V, L.P.

By:  Sun Capital Advisors V, L.P.
Its:  General Partner

By:  Sun Capital Partners V, Ltd.
Its:  General Partner

By: _/s/ Marc J. Leder________________

Name: _Marc J. Leder________________

Title: _Co-Chief Executive Officer______

Agreed and accepted:

VINCE HOLDING CORP.

By:_/s/ Brendan Hoffman__________

Name:_Brendan Hoffman ____________

Title:_Chief Executive Officer _______

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